                                                                    EXHIBIT 99.1


                         EQUITY OFFICE PROPERTIES TRUST
                 1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

                              FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

CONTENTS

                                                                                              PAGE
Report of Independent Auditors.............................................................    2

Financial Statements and Notes.............................................................    3

Report of Independent Auditors



Compensation and Option Committee of the Board of Trustees of Equity Office Properties Trust
    1997 Non-Qualified Employee Share Purchase Plan

We have audited the accompanying statements of financial condition of the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan, as amended, as of December 31, 1999 and 1998, and the related statements of changes in plan equity for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at December 31, 1999 and 1998 and the Plan's changes in plan equity for the years then ended, in conformity with accounting principles generally accepted in the United States.


                                                Ernst & Young LLP
Chicago, Illinois
March 8, 2000

                         EQUITY OFFICE PROPERTIES TRUST

                 1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
                        STATEMENTS OF FINANCIAL CONDITION



                                                                    DECEMBER 31,
                                                    -----------------------------------------
                                                            1999                 1998
                                                    -------------------   -------------------
ASSETS:
  Receivable from Equity Office Properties Trust:
    Participant contributions ...................   $           105,800   $           860,800
    Plan Sponsor contributions ..................                    --               154,500
                                                    -------------------   -------------------

    Total Plan equity                               $           105,800   $         1,015,300
                                                    ===================   ===================




                             See accompanying notes.

                         EQUITY OFFICE PROPERTIES TRUST

                 1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
                       STATEMENTS OF CHANGES IN PLAN EQUITY

                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                        1999                   1998
                                                                -------------------    -------------------

Plan equity at beginning of year                                $         1,015,300    $                --
                                                                -------------------    -------------------

Additions:
  Participant contributions                                               1,886,300              1,492,100
  Plan Sponsor contributions                                                267,600                253,500
                                                                -------------------    -------------------
    Total additions                                                       2,153,900              1,745,600
                                                                -------------------    -------------------

Deductions:
  Refunds of Participant contributions                                       (6,200)               (12,700)
  Purchase and distributions of Common Shares to Participants            (3,057,200)              (717,600)
                                                                -------------------    -------------------
    Total deductions                                                     (3,063,400)              (730,300)
                                                                -------------------    -------------------

Plan equity at end of year                                      $           105,800    $         1,015,300
                                                                ===================    ===================




                             See accompanying notes.

                         EQUITY OFFICE PROPERTIES TRUST
                 1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF PLAN

         The following description of the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan, as amended, (the "Plan") provides only general information. Participants should refer to the text of the Plan and the Plan prospectus for a complete description of the Plan's provisions. Equity Office Properties Trust (the "Company") is the Plan sponsor. The Plan was effective January 1, 1998.

         The Plan was adopted by the Company in 1997 to encourage eligible employees and eligible trustees ("Participants") to purchase the Company's common shares of beneficial interest, $0.01 par value per share ("Common Shares") in the belief that a Participant's ownership of Common Shares will increase his or her interest in the success of the Company. A Participant is eligible to participate in the Plan for a Purchase Period (as defined below) if he or she serves on the Board of Trustees of the Company or has been so employed by Equity Office Properties Management Corp., a subsidiary of the Company, for at least six full calendar months (31 days effective for the Purchase Period commencing July 1, 1998), and is regularly scheduled to work 20 or more hours each week. The minimum amount a Participant can contribute is $10 per pay period. The maximum amount a Participant can contribute is 20% of gross pay per pay period, up to $100,000 per calendar year. Contributions may be held as part of the general assets of the Company. All contributions are fully vested.

         The Purchase Periods for the year ended 1999 were from January 1 through June 30, July 1 through November 30, and December 1 through December 31, and for 1998 were from January 1 through June 30 and July 1 though December 31 ("Purchase Period"). At the end of each Purchase Period, Participant's contributions are used to purchase Common Shares. The price for the Common Shares ("Purchase Price") will be 85% of the lesser of: (i) the Closing Price (as defined below) for a Common Share as of the last business day of the applicable Purchase Period; or (ii) the Average Closing Price (as defined below) of a Common Share for the Purchase Period. The Closing Price is the price reported for the Common Shares in the Wall Street Journal, or another publication designated by the Compensation and Option Committee of the Board of Trustees of the Company ( the "Committee"), for the applicable business day. The Average Closing Price is the average of the Closing Prices for all business days during the Purchase Period. The number of Common Shares purchased is calculated on a per Participant basis by dividing the contributions made by each Participant during the Purchase Period by the Purchase Price. Only whole shares are purchased.

         Employer Contributions represent the discount or aggregate difference between the market value price of the Company's Common Shares and the established discount purchase price at the end of the purchase period.

         The Common Shares of the Company purchased on behalf of each Participant are uncertificated and are recorded as a book entry. Accordingly, all Common Shares purchased under the provisions of the Plan are deemed to be immediately distributed to the Participants.

         Any disposition by any Participant of his or her Common Shares which he or she has owned for less than one year are subject to the restrictions set forth in the Plan.

         The Company has reserved 2,000,000 Common Shares for participants under the Plan.


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES


ACCOUNTING METHOD

         The accounting records of the Plan are maintained on the accrual basis. Common Shares are purchased after the end of each Purchase Period and accounted for in the appropriate option period.


EXPENSES

         The Company pays administrative expenses of the Plan.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.


NOTE 3 - DISTRIBUTIONS

A summary of the Common Shares purchased and distributed in 1999 and 1998 for each purchase period is as follows:

                                                                   PURCHASE PERIOD
                                 -----------------------------------------------------------------------------------
                                     1/1/99 TO       7/1/99 TO        12/1/99 TO       1/1/98 TO        7/1/98 TO
                                      6/30/99         11/30/99         12/31/99         6/30/98          12/31/98
                                  --------------   --------------   --------------   --------------   --------------
Participant contributions         $    1,208,300   $      572,600   $      101,100   $      618,600   $      854,200
Employer contributions                   164,800          102,800               --           99,000          154,500
                                  ==============   ==============   ==============   ==============   ==============
  Total                           $    1,373,100   $      675,400   $      101,100   $      717,600   $    1,008,700
                                  ==============   ==============   ==============   ==============   ==============

Market value of Common Shares
   purchase and distributed
   per share                      $        24.75   $        22.00   $           --   $      27.9355   $        24.04
                                  ==============   ==============   ==============   ==============   ==============
Common Shares purchased and
   distributed                            55,477           30,700               --           25,642           41,871
                                  ==============   ==============   ==============   ==============   ==============



Note 4 - Federal Income Taxes

The Plan is neither a qualified plan under Section 401(a) of the Internal Revenue Code nor is it an employee stock purchase plan under Section 423 of the Internal Revenue Code. Participants are subject to any required tax withholding by the Company on the discount/compensation earned under the Plan.


Note 5 - Amendment or Termination


         The Plan may be amended or terminated by the Committee or the Board of Trustees at any time. Amounts available in Participant's accounts would either be used to purchase Common Shares or returned to the Participants.


Note 6 - Year 2000 (unaudited)

         The Plan Sponsor developed a Year 2000 program to modify its internal information systems to be compliant with the year 2000 and has begun converting critical data processing systems. The program was successful in uncovering and proactively correcting a number of Y2K problems in advance of January 1, 2000. Tests of the information systems on New Years Day did not reveal any problems.

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-72187) pertaining to the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan of our report dated March 8, 2000, with respect to the financial statements of the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan, as amended, included in this Annual Report and included as Exhibit 99.1 in the 1999 Annual Report (Form 10-K) of Equity Office Properties Trust for the year ended December 31, 1999.

                                               Ernst & Young LLP


Chicago, Illinois
March 24, 2000

                                   SIGNATURES



THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE TRUSTEES (OR OTHER PERSONS WHO ADMINISTER THE EMPLOYEE BENEFIT PLAN) HAVE DULY CAUSED THIS ANNUAL REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                              EQUITY OFFICE PROPERTIES TRUST

                              1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
                              --------------------------------------------------

                                        (NAME OF PLAN)




DATE:    MARCH 27, 2000      Compensation and Option Committee of the
                             Board of Trustees of Equity Office Properties Trust


                             By: /s/ SHELI Z. ROSENBERG
                                ------------------------------------------------
                                Sheli Z. Rosenberg
                                Member of the Compensation and Option
                                Committee and Trustee